EXHIBIT 32.1
REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

          Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002, each of the undersigned, Susan M. Ivey, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of Reynolds American Inc., hereby certifies, to her knowledge, that:
1)	RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of RAI.
          EXECUTED this 7th day of November, 2006.

/s/ Susan M. Ivey
Susan M. Ivey, Chairman of the Board,
President and Chief Executive Officer of Reynolds American Inc.

/s/ Dianne M. Neal
Dianne M. Neal, Executive Vice President
and Chief Financial Officer of Reynolds American Inc.